The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA






SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549
Attn. Document Control


RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
for Ordinary Shares
nominal value of 1
Ruble each of AO
Primorsky Shipping
File No. 3338338



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against which
American Depositary Receipts ADRs
are to be issued we attach a copy of the new prospectus Prospectus reflecting a name change for AO Primorsky
Shipping the Company.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate for AO Primorsky
Shipping.

The Prospectus has been revised to
reflect the new name and has been
overstamped with

Effective March 26 2007 the Company
changed its name from AO Primorsky
Shipping to Primorsk Shipping
Corporation Joint Stock Company.

Please contact me with any questions or
comments at 954 2555137.


By	s SAMMY PEERMAL
Name	Sammy Peermal
Title	Vice President


Encl.


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